Exhibit 99.1

           MERCURY GENERAL CORPORATION ANNOUNCES THIRD QUARTER RESULTS

             GABRIEL TIRADOR APPOINTED CEO EFFECTIVE JANUARY 1, 2007

    LOS ANGELES, Nov. 6 /PRNewswire-FirstCall/ -- Mercury General Corporation (NYSE: MCY) reported today net income of $68.2 million ($1.25 per share-diluted) in the third quarter 2006 compared with $73.0 million ($1.33 per share-diluted) for the same period in 2005. For the first nine months of 2006, net income was $164.7 million ($3.01 per share-diluted) compared with net income of $207.0 million ($3.78 per share-diluted) for the same period in 2005. Included in net income are net realized investment gains, net of tax, of $1.7 million ($0.03 per share-diluted) in the third quarter of 2006 compared with net realized investment gains, net of tax, of $5.0 million ($0.09 per share-diluted) for the same period in 2005, and net realized investment gains, net of tax, of $8.7 million ($0.16 per share-diluted) for the first nine months of 2006 compared with net realized investment gains, net of tax, of $10.0 million ($0.18 per share-diluted) for the same period in 2005.

    Company-wide net premiums written were $776.2 million in the third quarter 2006, a 1.7% increase over third quarter 2005 net premiums written of $762.9 million, and were approximately $2.3 billion for the first nine months of 2006, a 3.7% increase over the same period in 2005. California net premiums written were $573.1 million in the third quarter of 2006, an increase of 5.1% over the same period in 2005, and were approximately $1.7 billion for the first nine months of 2006, a 5.9% increase over the same period in 2005. Non-California net premiums written were $203.1 million in the third quarter of 2006, a 6.7% decrease over the same period in 2005, and were $612.8 million for the first nine months of 2006, a decrease of 2.0% over the same period in 2005.

    The Company's combined ratio (GAAP basis) was 93.0% in the third quarter and 94.5% for the first nine months of 2006 compared with 90.8% and 91.2% for the same periods in 2005. For the states outside of California, the Company experienced adverse development for the nine months ended September 30, 2006 of approximately $37 million on prior accident years' loss reserves. The loss development primarily relates to additional reserves established for large individual losses in Florida and additional reserves established for personal injury protection and bodily injury losses in New Jersey. As a result of these developments, the Company also increased the implied severity for the 2006 accident year for Florida and New Jersey business. The Company experienced positive development on prior accident years' loss reserves of approximately $19 million for the nine months ended September 30, 2006 on its California business.

    Net investment income of $36.9 million (after tax $30.7 million) in the third quarter of 2006 increased by 19.4% over the same period in 2005. The after-tax yield on investment income was 3.7% on average assets of $3.4 billion (fixed maturities and equities at cost) for the quarter. This compares with an after tax yield on investment income of 3.4% on average investments of $3.2 billion (fixed maturities and equities at cost) for the same period in 2005.

    The Company announced that George Joseph, Chief Executive Officer and Chairman of the Board, will resign as CEO effective January 1, 2007. The Board of Directors has appointed Gabriel Tirador to serve as President and Chief Executive Officer effective January 1, 2007. Mr. Tirador has served as President and Chief Operating Officer since October 2001. George Joseph will remain as Chairman.

    The Board of Directors declared a third quarter dividend of $0.48 per share, representing an 11.6% increase over the same period in 2005. The dividend is to be paid on December 28, 2006 to shareholders of record on December 15, 2006. The Company's book value per share at September 30, 2006 was $30.98.

    Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through November 13, 2006. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 8732770. The replay will also be available on the Company's website shortly following the call.

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and in general economic conditions; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in expanding its business in states outside of California; the Company's ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

    Mercury General Corporation

    Information Regarding Non-GAAP Measures

    The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Company has reconciled these measures with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

    Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace Net premiums earned. It should be read in conjunction with the GAAP financial results.

    Paid losses and loss adjustment expenses is the portion of Incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace Incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results.

                  Mercury General Corporation and Subsidiaries
                          Summary of Operating Results
                   (000's except per-share amounts and ratios)
                                   (unaudited)

                                             Quarter Ended                 Nine Months Ended
                                             September 30,                   September 30,
                                      ----------------------------    ----------------------------
                                          2006            2005           2006            2005
                                      ------------    ------------    ------------    ------------
Net premiums written                  $    776,186    $    762,862    $  2,304,032    $  2,222,567
Net premiums earned                        753,122         722,899       2,243,152       2,114,874
Paid losses and loss
 adjustment expenses                       483,466         436,672       1,449,314       1,283,399
Incurred losses and loss
 adjustment expenses                       491,129         464,709       1,500,625       1,355,719
Net investment income                       36,857          30,857         112,502          90,343
Net realized investment
 gains, net of tax                           1,749           5,002           8,694          10,047
Net income                            $     68,227    $     73,014    $    164,685    $    207,040

Basic average shares outstanding            54,662          54,578          54,645          54,554

Diluted average shares
 outstanding                                54,750          54,739          54,760          54,715

Basic Per Share Data
Net income                            $       1.25    $       1.34    $       3.01    $       3.80

Net realized investment
 gains, net of tax                    $       0.03    $       0.09    $       0.16    $       0.18

Diluted Per Share Data
Net income                            $       1.25    $       1.33    $       3.01    $       3.78

Net realized investment
 gains, net of tax                    $       0.03    $       0.09    $       0.16    $       0.18

Operating Ratios
 -- GAAP (a) Basis
Loss ratio                                    65.2%           64.3%           66.9%           64.1%
Expense ratio                                 27.8%           26.5%           27.6%           27.1%
Combined ratio                                93.0%           90.8%           94.5%           91.2%

Reconciliations of Operating
 Measures to Comparable
 GAAP (a) Measures

Net premiums written                  $    776,186    $    762,862    $  2,304,032    $  2,222,567
Increase in unearned premiums              (23,064)        (39,963)        (60,880)       (107,693)
Net premiums earned                   $    753,122    $    722,899    $  2,243,152    $  2,114,874

Paid losses and loss
 adjustment expenses                  $    483,466    $    436,672    $  1,449,314    $  1,283,399
Increase in net loss and loss
 adjustment expense reserves                 7,663          28,037          51,311          72,320
Incurred losses and loss
 adjustment expenses                  $    491,129    $    464,709    $  1,500,625    $  1,355,719

(a) Generally Accepted Accounting Principles

                  Mercury General Corporation and Subsidiaries
                         Other Supplemental Information
                              (000's except ratios)
                                   (unaudited)

                                             Quarter Ended                 Nine Months Ended
                                             September 30,                    September 30,
                                      ----------------------------    ----------------------------
                                          2006            2005            2006            2005
                                      ------------    ------------    ------------    ------------
Total California Operations (1)
Net Premiums Written                  $    573,136    $    545,293    $  1,691,188    $  1,597,283
Net Premiums Earned                        556,342         524,887       1,647,809       1,547,548

Loss Ratio                                    61.7%           62.5%           63.0%           63.3%
Expense Ratio                                 26.5%           25.1%           26.6%           25.4%
Combined Ratio                                88.2%           87.6%           89.6%           88.7%

Non-California Operations (2)
Net Premiums Written                  $    203,050    $    217,569    $    612,844    $    625,284
Net Premiums Earned                        196,780         198,012         595,343         567,326

Loss Ratio                                    75.1%           68.9%           77.7%           66.4%
Expense Ratio                                 31.4%           30.5%           30.2%           31.5%
Combined Ratio                               106.5%           99.4%          107.9%           97.9%

                                            At September 30,
                                      ----------------------------
Policies-in-force (000's)                 2006            2005
-----------------------------------   ------------    ------------
California Personal Auto                     1,140           1,096
California Commercial Auto                      21              21
Non-California Personal Auto                   352             370
California Homeowners                          258             236
Florida Homeowners                              14              16

Notes:
All ratios are calculated on GAAP basis.
(1) Includes homeowners, auto, commercial property and other immaterial California business lines
(2)  Includes all states except California

                  Mercury General Corporation and Subsidiaries
                 Condensed Balance Sheets and Other Information
                        (000's except per-share amounts)
                                   (unaudited)

                                             September 30,    December 31,
                                                 2006            2005
                                             -------------   -------------
Investments - available for sale
  Fixed maturities at market
   (amortized cost $2,830,593 in 2006
   and $2,593,745 in 2005)                   $   2,880,398   $   2,645,555
  Equity securities at market
   (cost $255,075 in 2006 and $225,310
   in 2005)                                        303,393         276,108
  Short-term cash investments, at cost,
   which approximates market                       289,024         321,049
      Total investments                          3,472,815       3,242,712
Net receivables                                    399,596         390,234
Deferred policy acquisition costs                  213,720         197,943
Other assets                                       223,986         245,653
  Total assets                               $   4,310,117   $   4,076,542

Losses and loss adjustment expenses          $   1,065,064   $   1,022,603
Unearned premiums                                  963,365         902,567
Other liabilities                                  445,541         399,995
Notes payable                                      141,961         143,540
Shareholders' equity                             1,694,186       1,607,837
  Total liabilities and shareholders'
   equity                                    $   4,310,117   $   4,076,542

Common stock - shares outstanding                   54,685          54,605
Book value per share                         $       30.98   $       29.44
Statutory surplus                            $ 1.5 billion   $ 1.5 billion
Portfolio duration                               3.3 years       2.9 years

SOURCE  Mercury General Corporation
    -0-                             11/06/2006
    /CONTACT: Theodore Stalick, VP/CFO of Mercury General Corporation, +1-323-937-1060/
    /Web site:  http://www.mercuryinsurance.com /